Exhibit (a)(2)(ii)

Appointment of Proxyholder

I/We, being holder(s) of Multiple Voting Shares of Nuvei Corporation, hereby appoint Timothy A. Dent, director, or failing this person, Samir Zabaneh, director, OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxyholder of the undersigned, to attend, act and to vote on behalf of the undersigned in accordance with the following instructions (or if no instructions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of Shareholders (the “Meeting”) of Nuvei Corporation (the “Company”) to be held live at https://web.lumiagm.com/432819058, password “nvei2024” (case sensitive), on June 18, 2024 at 10:00 a.m. (Eastern Time) and at any adjournment or postponement thereof, in the same manner, to the same extent and with the same powers as if the undersigned were personally virtually present, with full power of substitution. If you appoint a proxyholder other than the two individuals listed above, YOU MUST return your proxy by mail, fax, email or Internet to TSX Trust and YOU MUST ALSO have the appointee either complete the online form available at https://www.tsxtrust.com/control-number-request or call TSX Trust at 1 (866) 751- 6315 (toll-free in Canada and the United States) or 1 (416) 682-3860 (other countries) by 10:00 a.m. (ET) on June 14, 2024 (or at least 48 hours (excluding Saturdays and holidays) prior to the Meeting or related adjournment(s) or postponement(s)), to properly register your proxyholder, so that TSX Trust may provide such proxyholder with a 13-digit proxyholder control number via email. Such 13-digit proxyholder control number will differ from the Control Number set forth on this proxy. Without a 13-digit proxyholder control number, your proxyholder will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest.

VOTING RECOMMENDATION IS INDICATED BY HIGHLIGHTED TEXT OVER THE BOX. Please use a dark black pencil or pen.

1. Arrangement Resolution	FOR	AGAINST

To consider, and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is outlined in Appendix A of the accompanying management proxy circular (the “Circular”), to approve an arrangement pursuant to section 192 of the Canada Business Corporations Act involving the Company and Neon Maple Purchaser Inc., a newly-formed entity controlled by Advent International, L.P., the whole as described in the Circular.

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I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated for any particular item specified herein, or if more than one choice is indicated, the Shares represented by this proxy will be voted FOR such items or, if you appoint another proxyholder, as such other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted at the Meeting, I/we authorize you to vote as you see fit. The undersigned hereby revokes any prior proxy or proxies relating to the Shares represented by this proxy and ratifies and confirms all that you may do by virtue of this appointment, provided that you vote in accordance with the instructions set out herein.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions. All proxies must be received by no later than 10:00 a.m. (ET) on June 14, 2024 (or at least 48 hours (excluding Saturdays and holidays) prior to the Meeting or related adjournment(s) or postponement(s))).

Form of Proxy – Special Meeting of Shareholders of Nuvei Corporation (the “Company”) to be held on June 18, 2024 (the “Meeting”)

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed. If the signatory is acting in a fiduciary or representative capacity, please provide full particulars of such appointment and authority.

2. This proxy confers discretionary authority with respect to amendments or variations to the items of business identified in the Notice of Special Meeting of Shareholders and Circular accompanying this proxy and with respect to any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

3. Except where a shareholder chooses to vote his or her shares by proxy using the telephone, a shareholder has the right to appoint a person to attend and act for him, her or it and on his, her or its behalf at the Meeting, or any adjournment or postponement thereof, other than the persons designated in this proxy. Such right may be exercised by filling in the name of such person in the blank space provided on the other side of this proxy. A person appointed as proxyholder to represent a shareholder need not be a shareholder of the Company. If you appoint a proxyholder other than the individuals listed above, YOU MUST return your proxy by mail, fax, email or Internet to TSX Trust and YOU MUST ALSO have the appointee either complete the online form available at https://www.tsxtrust.com/control-number-request or call TSX Trust at 1 (866) 751-6315 (toll free in Canada and the United States) or 1 (416) 682-3860 (other countries) by 10:00 a.m. (Eastern time) on June 14, 2024 (or at least 48 hours (excluding Saturdays and holidays) prior to the Meeting or related adjournment(s) or postponement(s)) to properly register your proxyholder, so that TSX Trust may provide such proxyholder with a 13-digit proxyholder control number via email. Such 13-digit proxyholder control number will differ from the control number set forth on this proxy. Without a 13-digit proxyholder control number, your proxyholder will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest. Any person appointed as proxyholder must be virtually present at the Meeting or any adjournment or postponement thereof to vote.

4. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

5. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

6. If a security is held by two or more individuals, then all those registered must sign this proxy. Any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together in respect of such security.

All holders should refer to the Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of the Company’s management.

How to Vote

INTERNET • Go to: www.meeting-vote.com • Cast your vote online • View Meeting documents	TELEPHONE Use any touch-tone phone, call toll free in Canada and United States at 1-888-489-7352, an agent will help you vote online.
To vote by Internet or telephone you will need your 13-digit control number. If you vote by Internet or telephone, do NOT return this proxy.

To vote using your smartphone, please scan this QR Code:

MAIL, FAX OR EMAIL

•  Complete and return your signed proxy in the envelope provided or send to:

TSX Trust Company

P.O. Box 721

Agincourt, Ontario M1S 0A1

•  You may alternatively fax your proxy to (416) 595-9593 or scan and email to proxyvote@tmx.com.

An undated proxy is deemed to bear the date on which it is mailed by management to you.

All proxies must be received by 10:00 a.m. (ET) on June 14, 2024 (or at least 48 hours (excluding Saturdays and holidays) prior to the commencement of Meeting or related adjournment(s) or postponement(s)).